Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 10:00 AM ET, June 10, 2010

eOn Communications Reports Third Quarter Results and Acquisition of Majority Interest in Cortelco Systems Puerto Rico

SAN JOSE, CA (June 10, 2010) – eOn Communications Corporation™ (NASDAQ: EONC) (the “Company”), a leading provider of telecommunications solutions, today reported third quarter fiscal 2010 results for the period ended April 30, 2010 and the acquisition of a majority interest in Cortelco Systems Puerto Rico on June 9, 2010.

Third quarter revenue increased 45% to $3,576.000 from $2,465,000 in the third quarter of last year. Net income for the quarter, excluding the impact of the imputed interest expense, was $102,000, or $0.04 per common share. With imputed interest, the quarter had a net loss of $47,000 or $0.02 per common share compared to net income of $60,000, or $0.02 per common share in the quarter ended April 30, 2009. The net loss in the quarter ended April 30, 2010 included $149,000 of imputed interest expense due to the amortization of the difference between the face value of the contingent obligation to the former Cortelco shareholders and the discounted present value of the note payable recorded on the balance sheet.

Revenue for the nine months was $11,617,000, an increase of 109% compared to revenue of $5,556,000 for the nine months ended April 30, 2009. Net income for the nine months ended April 30, 2010, was $84,000 or $0.03 per common share, compared to a net loss of $450,000, or $0.16 per common share for the nine months ended April 30, 2009. Net income, excluding imputed interest expense of $499,000, was $583,000 or $0.21 per common share for the first nine months of fiscal 2010. Financial results include the operating results of Cortelco Systems Holding Corp., which was acquired on April 1, 2009.

Mr. David Lee, Chairman of eOn’s Board of Directors noted, “While our results for the quarter were below our expectations, we are evaluating strategic alternatives to improve our performance. Positive results for the nine months, despite economic conditions, are reflective of the Company’s commitment to increase revenue and control operating costs.”

Cash, cash equivalents and marketable securities increased 21% to $2,536,000 from $2,094,000 as of April 30, 2009. Cash and cash equivalents decreased 16% from $3,010,000 as of July 31, 2009 primarily as a result of payments against the note payable to former Cortelco shareholders.

The Company also today announced the June 9, 2010 acquisition of majority interest in Cortelco Systems Puerto Rico, a value-added reseller of third-party brands of product solutions

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including voice, data, security, applications, transmission and telephone billing services. Mr. James Hopper, eOn’s President and CEO, noted, “The two companies are complimentary, both geographically and in providing innovative solutions to customers. Synergies are expected with this acquisition as we focus on driving revenue, particularly in new product lines.”

The accompanying pro forma statements of operations for the three and nine months ended April 30, 2010 give effect to the acquisition of Cortelco Systems Puerto Rico by eOn Communications as if it had been consummated at the beginning of the periods presented. The Company is evaluating the excess of fair value over the purchase price and expects to record a gain the fourth fiscal quarter of 2010 after the evaluation is complete.

About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. Backed by over 20 years of telecommunications engineering expertise, our solutions enable our customers to easily leverage advanced technologies in order to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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eOn Communications Corporation

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

Unaudited

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2010	2009	2010	2009
REVENUE
Net revenue	$3,576	$2,465	$11,617	$5,556

COST OF REVENUE
Cost of revenue	2,250	1,356	7,306	2,872

Gross profit	1,326	1,109	4,311	2,684

OPERATING EXPENSE
Selling, general and administrative	1,058	852	3,346	2,307
Research and development	141	172	395	754
Other expenses	25	26	57	87

Total operating expense	1,224	1,050	3,798	3,148

Income (loss) from operations	102	59	513	(464)

Interest (expense) income, net	(149)	1	(499)	14
Equity in earnings of unconsolidated investee	2	—	51	—

(Loss) income before income taxes	(45)	60	65	(450)

Income tax expense (benefit)	2	—	(19)	—

Net (loss) income	$(47)	$60	$84	$(450)

COMPREHENSIVE (LOSS) INCOME
Net (loss) income	$(47)	$60	$84	$(450)
Unrealized gains on available-for-sale securities	1	—	5	—
Foreign currency translation adjustment	—	—	—	(1)

Comprehensive (loss) income	$(46)	$60	$89	$(451)

Weighted average shares outstanding
Basic	2,756	2,736	2,743	2,735

Diluted	2,756	2,736	2,745	2,735

Basic (loss) income per share	$(0.02)	$0.02	$0.03	$(0.16)

Diluted (loss) income per share	$(0.02)	$0.02	$0.03	$(0.16)

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eOn Communications Corporation

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	April 30, 2010	July 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,536	$3,010
Trade accounts receivable, net of allowance of $298 and $332, respectively	1,995	2,943
Trade accounts receivable - related party	10	228
Inventories	4,848	5,032
Deferred income taxes	270	270
Prepaid and other current assets	177	242

Total current assets	9,836	11,725

Property and equipment, net	142	209
Intangibles, net	771	410
Investments	1,142	1,136
Investment in unconsolidated equity investee	191	140

Total assets	$12,082	$13,620

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$822	$1,127
Trade accounts payable - related party	5	11
Notes payable - related party	564	1,157
Accrued expenses and other	1,180	1,628

Total current liabilities	2,571	3,923
Note payable - related party, net of current portion	3,603	3,891

Total liabilities	6,174	7,814

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, (10,000,000 shares authorized, no shares issued and outstanding)	—	—
Common stock, $0.005 par value (10,000,000 shares authorized, 2,898,310 and 2,873,992 shares issued, respectively)	15	14
Additional paid-in capital	56,060	56,048
Treasury stock, at cost (139,580 shares)	(1,503)	(1,503)
Accumulated deficit	(48,772)	(48,856)
Accumulated other comprehensive income	108	103

Total stockholders’ equity	5,908	5,806

Total liabilities and stockholders’ equity	$12,082	$13,620

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eOn Communications Corporation

Pro Forma Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

Unaudited

	Three Months Ended	Nine Months Ended
	April 30,	April 30,
	2010	2010
REVENUE
Net revenue	$5,719	$17,607

COST OF REVENUE
Cost of revenue	3,942	11,926

Gross profit	1,777	5,681

OPERATING EXPENSE
Selling, general and administrative	1,507	4,671
Research and development	141	395
Other expenses	25	57

Total operating expense	1,673	5,123

Income from operations	104	558

Interest (expense) income, net	(152)	(508)
Other non-operating income, net	6	54
Equity in earnings of unconsolidated investee	—	—

(Loss) income before income taxes	(42)	104

Income tax expense (benefit)	2	(19)

Net (loss) income	(44)	123

Net income attributable to noncontrolling interest	2	36

Net (loss) income attributable to eOn Communications Corporation	$(46)	$87

Weighted average shares outstanding
Basic	2,847	2,834

Diluted	2,847	2,836

Basic (loss) income per share	$(0.02)	$0.03

Diluted (loss) income per share	$(0.02)	$0.03

Note:	Pro forma adjustments have been made based on preliminary determination of purchase accounting adjustments based on available information and certain assumptions that the Company believes to be reasonable. Consequently, the final amounts are subject to change and may differ substantially.

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